UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2017

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Ballantyne Strong, Inc. (the “Company”), approved base salaries for 2017, payment of 2016 cash bonuses and grants of stock options and restricted stock to the Company’s employees, including its executive officers, under the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan (the “LTIP”), based on management’s recommendations and the employees’ performance.

The new base salaries for the Company’s executive officers are as follows: (i) D. Kyle Cerminara, Chairman and Chief Executive Officer, $225,000; (ii) Ryan M. Burke, Senior Vice President, Treasurer and Chief Financial Officer, $170,000; (iii) Ray F. Boegner, President of Cinema, $275,000; and (iv) Stephen L. Schilling, President of Digital Media, $275,000. The Committee also approved 2016 cash bonuses of $35,000 to Mr. Burke and $130,000 to each of Messrs. Boegner and Schilling.

In addition, on February 28, 2017, the Committee made the following stock option grants to purchase common shares of the Company at the exercise price of $6.50 per share under the LTIP: (i) Mr. Cerminara, 60,000; (ii) Mr. Burke, 15,000; (iii) Mr. Boegner, 40,000; and (iv) Mr. Schilling, 40,000. These options have a ten-year term and will become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date. The options are subject to the terms and conditions of their respective Stock Option Agreements, a form of which has been previously filed with the Securities and Exchange Commission (the “SEC”).

Mr. Cerminara also received 60,000 restricted shares of the Company’s common stock, and Messrs. Boegner and Schilling each received 10,000 restricted shares of the Company’s common stock, in each case pursuant to the LTIP and the terms and conditions of the respective Restricted Stock Agreements, a form of which has been previously filed with the SEC. These shares will vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

All descriptions of equity awards in this Current Report are summaries only, do not purport to be complete, and are qualified in their entirety to the full text of respective agreements, forms of which have been previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: March 3, 2017	By:	/s/ Ryan M. Burke
Ryan M. Burke
Chief Financial Officer